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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF O'MELVENY & MYERS LLP]



March 7, 2002



New Century Financial Corporation
18400 Von Karman Avenue
Suite 1000
Irvine, California 92612

           Re: Registration Statement on Form S-3
               ----------------------------------

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by New Century Financial Corporation (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to (i) 3,624,462 shares of Common Stock, $0.01 par value per share, of the Company (the "Purchaser Shares"), which will be sold to certain purchasers upon the conversion of 20,000 shares of Series 1998A Convertible Preferred Stock, $0.01 par value per share, and 12,856 shares of Series 1999A Convertible Preferred Stock, $0.01 par value per share, of the Company (the "Preferred Shares") by one of the Company's stockholders, and (ii) 527,582 shares of Common Stock, $0.01 par value per share, of the Company beneficially owned by one of the Company's stockholders (the "Stockholder Shares").

         We have examined originals or copies of those corporate and other records and documents we considered appropriate. As to relevant factual matters, we have relied upon, among other things, the Company's factual representations in certificates provided to us. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We are familiar with the proceedings heretofore taken by the Company in connection with the authorization and issuance of the Preferred Shares and the Stockholder Shares.

         On the basis of such examination and subject to the limitations and qualifications in this opinion, we are of the opinion that (i) upon conversion of the Preferred Shares and issuance of the Purchaser Shares in accordance with the terms of the Amended Certificate of Designations for 1998A Convertible Preferred Stock of the Company and the Amended Certificate of Designations for 1999A Convertible Preferred Stock of the Company, the Purchaser Shares will

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O'MELVENY & MYERS LLP
March 7, 2002 - Page 2



be validly issued, fully paid and nonassessable shares of Common Stock of the Company, and (ii) the Stockholder Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     The law covered by this opinion is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

     This opinion is furnished by us as counsel for the Company and may be relied upon by the Company only in connection with the transactions contemplated by the Registration Statement. It may not be used or relied upon by the Company for any other purpose or by any other person. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof and any amendments thereto.

                              Respectfully submitted,

                              /s/ O'Melveny & Myers LLP

                              O'MELVENY & MYERS LLP